UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: April 7, 2005 (Date of earliest event reported: April 1, 2005)

Mission Broadcasting, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-62916-02	51-0388022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 Chippewa Road, Suite 305

Brecksville, Ohio 44141

(Address of Principal Executive Offices, including Zip Code)

(440) 526-2227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On April 1, 2005, Mission Broadcasting, Inc. (the “Company”) entered into that certain Third Amended and Restated Credit Agreement, dated as of April 1, 2005 (the “Credit Agreement”), together with Nexstar Broadcasting Group, Inc. (“Nexstar Broadcasting Group”), Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc., (collectively, the “Guarantors”), Bank of America, N.A., as administrative agent, Banc of America Securities LLC, as joint lead arranger and joint book manager, UBS Securities LLC, as co-syndication agent and joint lead arranger, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agent and joint book manager and a syndicate of other lenders. The Credit Agreement is comprised of a $172.7 million term loan facility due in 2012 and a $47.5 million revolving loan facility due in 2012. The obligations under the Credit Agreement are secured by all assets (other than FCC licenses and, unless requested in writing by Bank of America, N.A., real estate assets) owned by the Company and by Nexstar Broadcasting, Inc. and substantially all of the equity interests of Nexstar Broadcasting Group’s subsidiaries. The description of the material terms of the Credit Agreement is included in Item 2.03 of this Current Report on Form 8-K and is incorporated by reference into this item.

In addition, the Company guarantees all of Nexstar Broadcasting, Inc.’s borrowings under its new credit agreement. Nexstar Broadcasting, Inc.’s new credit agreement consists of a $182.3 million term loan facility due in 2012 and a $50.0 million revolving loan facility due in 2012.

Supplemental Indenture

On April 1, 2005, the Company entered into that certain Supplemental Indenture, dated as of April 1, 2005, among Nexstar Broadcasting Group, as guarantor, Nexstar Broadcasting, Inc. and The Bank of New York, as trustee (the “Trustee”) pursuant to that certain Indenture dated as of December 30, 2003, with respect to Nexstar Broadcasting, Inc.’s 7% Senior Subordinated Notes due 2014 (the “Indenture”) among the Company, Nexstar Broadcasting, Inc. and the Trustee. In connection with the execution of the Supplemental Indenture, the Company executed a Guarantee dated as of April 1, 2005 (the “Guarantee”), evidencing its guarantee of Nexstar Broadcasting, Inc.’s obligations under the Indenture. The description of the material terms of the Supplemental Indenture and the Guarantee are included in Item 2.03 of this Current Report on Form 8-K and are incorporated by reference into this item.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

As discussed above, on April 1, 2005, the Company entered into the Credit Agreement comprised of a $172.7 million term loan facility due in 2012 and a $47.5 million revolving loan facility due in 2012. Unless terminated earlier, the term loan facilities will mature in October 2012 and are payable in full upon such maturity and the revolving loan facilities will mature in April 2012 and are payable in full upon such maturity.

Borrowings under the Credit Agreement bear interest at a floating rate, which can be either a base rate plus an applicable margin or, at the Company’s option, a Eurodollar rate plus an applicable margin. Base rate is defined in the Credit Agreement as the higher of (x) the Bank of America prime rate and (y) the federal funds effective rate, plus 0.5% per annum. Eurodollar rate is generally defined in the Credit Agreement as the British Bankers Association LIBOR Rate.

The initial applicable margin for the term loan facilities is 0.50% for base rate loans and 1.75% for Eurodollar loans. The initial applicable margin for the revolving loan facilities is 0% for the base rate loans and 1.25% for the Eurodollar loans. Thereafter, subject to the Company’s total leverage ratio, the applicable base rate margin for the revolving loan facilities will carry from 0% to 0.75% and the applicable Eurodollar rate margin will vary from 0.75% to 2.00%.

The interest rate payable under the Credit Agreement will increase by 2.0% per annum during the continuance of an event of default.

Commitment fees on unused commitments under the revolving credit facilities are determined by a formula based on the Company’s total leverage ratio and may range from 0.375% to 0.50% per annum.

Prior to the maturity date, funds under the revolving credit facilities may be borrowed, repaid and reborrowed, without premium or penalty. The revolving credit facilities are due in full at maturity in April 2012. The principal amount under the Company’s term loans, commencing on December 31, 2005 and ending in October 2012, reduce quarterly by the following amounts:

Quarter	Reduction Amount
Quarter ending December 31, 2005	0.25%
Quarters during Fiscal Year ending December 31, 2006	0.25%
Quarters during Fiscal Year ending December 31, 2007	0.25%
Quarters during Fiscal Year ending December 31, 2008	0.25%
Quarters during Fiscal Year ending December 31, 2009	0.25%
Quarters during Fiscal Year ending December 31, 2010	0.25%
Quarters during Fiscal Year ending December 31, 2011	0.25%
Quarters ending March 31 and June 30, 2012	0.25%
Maturity Date (October 2012)	93.25%

Voluntary prepayments of amounts outstanding under the Credit Agreement are permitted at any time, so long as the Company gives notice as required by the Credit Agreement. However, if a prepayment is made with respect to a Eurodollar loan, and the prepayment is made on a date other than an interest payment date, the Company must pay a fee to compensate the lender for losses and expenses incurred as a result of the prepayment.

The Company is required to prepay amounts outstanding under the Credit Agreement in an amount equal to:

100% of the net proceeds of any equity issuances by the Company or any of its subsidiaries, reduced, so long as no default or event of default or event of default exists on the date of such issuance, to the extent that any such net proceeds are to be used in connection with permitted acquisitions;

100% of the net proceeds of certain debt issuances, reduced, so long as no default or event of default exists on the date of such issuance, to the extent that any such net proceeds are to be used in connection with permitted acquisitions;

100% of the net cash proceeds of any disposition of assets (excluding dispositions made in the ordinary course of business and dispositions of certain assets no longer used or useful in the business), reduced to the extent that any such net cash proceeds are to be reinvested in assets used in the business, so long as no default or event of default exists;

100% of all insurance recoveries in excess of amounts used to replace or restore any properties, subject to a $1.0 million basket, reduced to the extent that such insurance recoveries are reinvested within 365 days, so long as no default or event of default exists; and

the amount, if any, by which outstanding borrowings under the Credit Agreement exceed the commitments.

All mandatory prepayments must be used to repay loans outstanding under the Credit Agreement on a pro rata basis, but shall not necessarily reduce availability under the revolving credit facility.

The Company is required to meet certain financial tests, including without limitation, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum senior leverage ratio and a maximum total leverage ratio. In addition, the Credit Agreement contains certain covenants that, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, capital expenditures, film cash payments, mergers and consolidations, liens and encumbrances and other matters customarily restricted in such agreements.

The Credit Agreement contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness agreements in excess of specified amounts, certain events of bankruptcy and insolvency, judgments in excess of specified amounts, ERISA defaults, termination of material licenses, failure of any guaranty or security document supporting the senior credit facilities to be in full force and effect and a change of control.

Nexstar Broadcasting Group and each of its direct and indirect subsidiaries guarantee all of the Company’s borrowings under the Credit Agreement. In addition, the obligations under the Credit Agreement are secured by the assets (other than FCC licenses and, unless requested in writing by Bank of America, real estate assets) owned by the Company and Nexstar Broadcasting, Inc. and substantially all of the equity interests of Nexstar Broadcasting Group’s subsidiaries.

In addition, the Company guarantees all of Nexstar Broadcasting, Inc.’s borrowings under its new credit agreement. Nexstar Broadcasting, Inc.’s new credit agreement consists of a $182.3 million term loan facility due in 2012 and a $50.0 million revolving loan facility due in 2012.

The descriptions of the Credit Agreement, the guarantee of the obligations under Nexstar Broadcasting Inc.’s credit agreement and the pledge of equity interest by the Company’s sole stockholder are qualified in their entirety by reference to the Credit Agreement, the First Amendment and Confirmation Agreement to Mission Guarantee of Nexstar Obligation, dated as of April 1, 2005 and the Confirmation Agreement for the Smith Pledge Agreement, dated as of April 1, 2005, which are filed as exhibits 99.1, 99.2 and 99.3, respectively, hereto.

Supplemental Indenture

As discussed above, on April 1, 2005, the Company, Nexstar Broadcasting Group, Nexstar Broadcasting, Inc. and the Trustee entered into the Supplemental Indenture in order to cause Nexstar Broadcasting Group to become a guarantor of Nexstar Broadcasting, Inc.’s financial obligations under the Indenture. Notwithstanding anything contained in the Supplemental Indenture to the contrary, other than with respect to the Supplemental Indenture and Sections 11.01, 11.02, 11.03 and 11.04 of the Indenture, Nexstar Broadcasting Group will not be considered a “Guarantor” (as defined in the Indenture) for any purpose under the Indenture and, therefore, other than as set forth in the Supplemental Indenture and Sections 11.01, 11.02, 11.03 and 11.04 of the Indenture, will not be subject to the Indenture. In addition, as discussed above, the Company executed a Guarantee dated as of April 1, 2005, evidencing its guarantee of Nexstar Broadcasting, Inc.’s obligations under the Indenture.

The description of the Supplemental Indenture and the Guarantee are qualified in their entirety by reference to the Supplemental Indenture and the Guarantee, which are filed as exhibits 99.4 and 99.5, respectively, hereto.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Third Amended and Restated Credit Agreement, dated as of April 1, 2005, among Mission Broadcasting, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as the Administrative Agent for the Lenders, and UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith incorporated, as Co-Syndication Agents.

99.2	First Amendment and Confirmation Agreement to Mission Guarantee of Nexstar Obligations, dated as of April 1, 2005, by and among Mission Broadcasting, Inc. as Guarantor and Bank of America, N.A. as Collateral Agent, on behalf of the Majority Lenders under the Credit Agreement of Nexstar Broadcasting, Inc.

99.3	Confirmation Agreement for the Smith Pledge Agreement, dated as of April 1, 2005, by David S. Smith and Bank of America, N.A. as Collateral Agent.

99.4	Supplemental Indenture, dated as of April 1, 2005, among Mission Broadcasting, Inc., Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., as Guarantor and The Bank of New York, as Trustee.

99.5	Guarantee, dated as of April 1, 2005, of Mission Broadcasting, Inc. executed pursuant to the Indenture dated as of December 30, 2003 among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., as Guarantor and The Bank of New York, as Trustee, as amended and supplemented by the Supplemental Indenture referred to above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

/s/ Dennis Thatcher
Date: April 7, 2005	Name:	Dennis Thatcher
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Third Amended and Restated Credit Agreement, dated as of April 1, 2005, among Mission Broadcasting, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as the Administrative Agent for the Lenders, and UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith incorporated, as Co-Syndication Agents.

99.2	First Amendment and Confirmation Agreement to Mission Guarantee of Nexstar Obligations, dated as of April 1, 2005, by and among Mission Broadcasting, Inc. as Guarantor and Bank of America, N.A. as Collateral Agent, on behalf of the Majority Lenders under the Credit Agreement of Nexstar Broadcasting, Inc.

99.3	Confirmation Agreement for the Smith Pledge Agreement, dated as of April 1, 2005, by David S. Smith and Bank of America, N.A. as Collateral Agent.

99.4	Supplemental Indenture, dated as of April 1, 2005, among Mission Broadcasting, Inc., Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., as Guarantor and The Bank of New York, as Trustee.

99.5	Guarantee, dated as of April 1, 2005, of Mission Broadcasting, Inc. executed pursuant to the Indenture dated as of December 30, 2003 among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., as Guarantor and The Bank of New York, as Trustee, as amended and supplemented by the Supplemental Indenture referred to above.